UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 27, 2005

PRIDE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13289 (Commission File Number)	76-0069030 (I.R.S. Employer Identification No.)

5847 San Felipe, Suite 3300 Houston, Texas (Address of principal executive offices)	77057 (Zip Code)

Registrant’s telephone number, including area code: (713) 789-1400

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

          (a) Former Independent Registered Public Accounting Firm. On May 27, 2005, the Audit Committee of Pride International, Inc. dismissed PricewaterhouseCoopers LLP (“PwC”) as Pride’s independent registered public accounting firm. The reports of PwC on Pride’s consolidated financial statements as of and for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle, except that the report on the consolidated financial statements of Pride for the year ended December 31, 2004 contained an adverse opinion on the effectiveness of internal control over financial reporting.

          During the years ended December 31, 2004 and 2003 and from January 1, 2005 through May 27, 2005, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused them to make reference thereto in their reports on the financial statements for such years. In addition, none of the “reportable events” described in Item 304(a)(l)(v) of Regulation S-K occurred with respect to Pride during the years ended December 31, 2004 and 2003 and from January 1, 2005 through May 27, 2005, except that:

     (1) As disclosed in Item 4 of Pride’s quarterly report on Form 10-Q for the quarter ended June 30, 2003, in connection with the completion of their review of Pride’s financial statements for the three-month and six-month periods ended June 30, 2003 included in that report and, in particular, their analysis of Pride’s loss provision related to its rig construction contracts, PwC issued a letter to the Audit Committee dated August 13, 2003 noting certain matters in Pride’s technical services division that it considered to be a material weakness in internal control. The matters listed in the letter were the misapplication of generally accepted accounting principles and the lack of procedures and policies to properly process change orders with customers on a timely basis. As disclosed in that quarterly report and in subsequently filed periodic reports, Pride made changes in policies and procedures to improve and enhance internal controls with regard to the processing of change orders and in the technical services division generally, which Pride believes appropriately addressed the matters referred to in the letter.

     (2) As disclosed in Item 9A of Pride’s annual report on Form 10-K for the year ended December 31, 2004 and in Item 4 of Pride’s quarterly report on Form 10-Q for the quarter ended March 31, 2005, in connection with management’s assessment of the effectiveness of Pride’s disclosure controls and procedures and internal control over financial reporting as of December 31, 2004, management identified a material weakness in Pride’s internal controls. Pride did not maintain effective controls over the communication among operating, functional and accounting departments of financial and other business information that is important to the period-end financial reporting process, including the specifics of non-routine and non-systematic transactions. Contributing factors included the large number of manual processes utilized during the period-end financial reporting process and an insufficient number of accounting and finance personnel to, in a timely manner, (1) implement extensive structural and procedural system and process initiatives during 2004, (2) perform the necessary manual processes and (3) analyze non-routine and non-systematic transactions. The material weakness resulted in errors that required the restatement of Pride’s consolidated financial statements for 2003 and 2002, the first three quarterly periods in 2004 and all quarterly periods in 2003. The material weakness had not been fully remediated as of March 31, 2005.

          Pride has provided to PwC a copy of the disclosures set forth above. A copy of PwC’s letter dated June 1, 2005 regarding these disclosures is attached as Exhibit 16.1 to this Current Report.

          (b) New Independent Registered Public Accounting Firm. As described in Pride’s proxy statement for its 2005 annual meeting of stockholders, as of the date of the proxy statement, Pride’s Audit Committee had not appointed an independent registered public accounting firm for the year ending December 31, 2005. In May 2005, the Audit Committee requested proposals to act in this capacity from a number of accounting firms. On May 27, 2005, after considering the proposals received, the Audit Committee engaged KPMG LLP as Pride’s independent registered public accounting firm for 2005.

          During the years ended December 31, 2004 and 2003 and from January 1, 2005 through May 27, 2005, neither Pride nor anyone acting on its behalf consulted KPMG regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Pride’s financial statements; or (2) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

16.1	Letter of PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated June 1, 2005.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIDE INTERNATIONAL, INC.
By:	/s/ Douglas G. Smith
Douglas G. Smith
Vice President, Controller and Chief Accounting Officer

Date: June 2, 2005

INDEX TO EXHIBITS

Exhibit No.	Description

16.1	Letter of PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated June 1, 2005.

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